SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ---------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                  ---------------------------------------------

DATE OF REPORT:   MARCH 24, 2003
DATE OF EARLIEST EVENT REPORTED:    MARCH 20, 2003

                     ALPHASTAR INSURANCE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

Bermuda                            000-23427               NOT APPLICABLE
(State or other             (Commission File Number)      (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
   organization)
                           VICTORIA HALL, THIRD FLOOR
                               11 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (441) 295-7556

Item 5.   Other Items.

The Company issued the following press release on March 20, 2003 regarding the resignation of two members of its Board of Directors.

       ALPHASTAR INSURANCE GROUP REPORTS RESIGNATION OF TWO DIRECTORS

Hamilton, Bermuda - March 20, 2003: AlphaStar Insurance Group Limited (NASDAQ - ASIG) reported today that two long-standing members of its Board of Directors have resigned, for unrelated reasons.

George W. Jones, an executive director and former Chief Financial Officer of the Company, has resigned as an employee and as a director of the Company, for personal reasons. Mr. Jones had been an officer and director of the Company and of predecessor companies since 1988. At his own request, Mr. Jones stepped down as Chief Financial Officer of the Company in October, 2001, for personal reasons, at which time he assumed responsibilities in connection with reinsurance disputes and other special projects.

Jean de Pourtales, a Managing Director of Goldman Sachs International and a member of that firm's Merchant Banking Division in London, resigned in connection with Goldman's sale on December 31, 2002 of its 23% interest in the ordinary shares of AlphaStar. Mr. de Pourtales and Goldman, Sachs informed the Company, with regrets, that they did not consider it appropriate for Mr. de Pourtales to continue serving on the Board following the sale.

Stephen A. Crane, Chairman, President & Chief Executive Officer of AlphaStar, stated, "We have lost two strong directors in George Jones and Jean de Pourtales. Their contributions to the Company were invaluable. However, we understand their reasons for leaving and wish them well in their future endeavors."

The Company added that it has no immediate plans for filling the vacancies on the Board, which now has five members, three of whom are non-executive.

AlphaStar Insurance Group Limited is a Bermuda-domiciled holding company with operating subsidiaries in the United States and United Kingdom. Among its subsidiaries are a property-casualty insurance company, managing general agencies, and reinsurance intermediaries.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   March 24, 2003

                                    ALPHASTAR INSURANCE GROUP LIMITED

                                    By:      /s/ Stephen A. Crane
                                       ---------------------------------
                                            Stephen A. Crane
                                            Chairman, President &
                                            Chief Executive Officer